Exhibit 99.1

Newell Brands Announces Early Results of Its Tender Offers

HOBOKEN, N.J., March 27, 2017—Newell Brands Inc. (NYSE:NWL) (the “Company” or “Newell Brands”) announced today that, pursuant to its previously announced tender offers to purchase for cash (i) any and all of the Company’s outstanding securities listed in Table I below (the “Any and All Notes”), and (ii) up to $825,000,000 (the “Maximum Waterfall Tender Amount”) of the Company’s outstanding securities listed in Table II below (collectively, the “Waterfall Notes” and, together with the Any and All Notes, the “Securities”), subject to the tender cap specified in the table below (the “2020 Notes Tender Cap”) and further subject to the Acceptance Priority Levels as defined below (such offer, the “Waterfall Offer”), approximately $63,480,000 principal amount of the Any and All Notes and $2,479,836,000 in combined aggregate principal amount of the Waterfall Notes were validly tendered and not properly withdrawn on or prior to 5:00 p.m. New York City time, on March 24, 2017 (the “Early Tender Deadline”). The tender offers are being made upon and are subject to the terms and conditions set forth in the Offer to Purchase, dated March 13, 2017, and the related Letter of Transmittal (as they may each be amended or supplemented from time to time, the “Tender Offer Documents”).

The following tables set forth certain information regarding the tender offers, including the aggregate principal amount of each series of Securities that were validly tendered and not properly withdrawn on or prior to the Early Tender Deadline. The withdrawal deadline of 5:00 p.m., New York City time, on March 24, 2017 has passed and, accordingly, Securities validly tendered in the tender offers may no longer be withdrawn except where additional withdrawal rights are required by law.

Table I

Securities Subject To the Any And All Offer

Title of Security	Principal Amount Outstanding	CUSIP/ISIN	Early Tender Premium(1)	Reference U.S. Treasury Security	Bloomberg Reference Page/Screen	Fixed Spread (basis points)	Principal Amount Tendered(2)

6.250% Notes due 2018	$250,000,000	CUSIP: 651229AG1 ISIN: US651229AG15	$30	0.750% UST Due 04/15/18	FIT 4	50	$63,480,000

(1)	The Total Consideration payable for each $1,000 principal amount of Securities validly tendered at or prior to the Early Tender Deadline and accepted for purchase by us includes an applicable early tender premium. In addition, holders whose Securities are accepted will also receive accrued interest on such Securities.
(2)	As reported by Global Bondholder Services Corporation, the tender and information agent for the tender offers.

Table II

Not to Exceed the Aggregate Maximum Waterfall Tender Amount of the Outstanding Securities Listed Below

Title of Security	Principal Amount Outstanding	CUSIP/ISIN	Tender Cap(1)	Acceptance Priority Level	Early Tender Premium(2)	Reference U.S. Treasury Security	Bloomberg Reference Page/Screen	Fixed Price (per $1,000)	Fixed Spread (basis points)	Principal Amount Tendered(3)

4.700% Notes due 2020	$381,314,000	CUSIP: 651229AK2 ISIN: US651229AK27	$125,000,000	1	$30	1.625% UST Due 03/15/20	FIT 1	—	65	$76,260,000

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Title of Security	Principal Amount Outstanding	CUSIP/ISIN	Tender Cap(1)	Acceptance Priority Level	Early Tender Premium(2)	Reference U.S. Treasury Security	Bloomberg Reference Page/Screen	Fixed Price (per $1,000)	Fixed Spread (basis points)	Principal Amount Tendered(3)

2.600% Notes due 2019	$1,000,000,000	CUSIP: 651229AT3 ISIN: US651229AT36	—	2	$30	1.125% UST Due 02/28/19	FIT 1	—	45	$902,303,000

3.900% Notes due 2025	$300,000,000	CUSIP: 651229AS5 ISIN: US651229AS52	—	3	$30	2.250% UST Due 02/15/27	FIT 1	—	105	$202,309,000

3.150% Notes due 2021	$1,000,000,000	CUSIP: 651229AU0 ISIN: US651229AU09	—	4	$30	1.875% UST Due 02/28/22	FIT 1	—	45	$774,080,000

2.875% Notes due 2019	$350,000,000	CUSIP: 651229AP1 ISIN: US651229AP14	—	5	$30	1.125% UST Due 02/28/19	FIT 1	—	65	$229,946,000

4.000% Notes due 2024	$500,000,000	CUSIP: 651229AQ9 ISIN: US651229AQ96	—	6	$30	2.250% UST Due 02/15/27	FIT 1	—	95	$203,382,000

5.000% Notes due 2023	$295,122,000	CUSIP: 651229BA3 ISIN: US651229BA36	—	7	$30	—	—	$1,080	—	$91,556,000

(1)	The 2020 Notes Tender Cap is the maximum aggregate principal amount of the 4.700% Notes due 2020 that will be purchased in the Waterfall Offer.
(2)	The Total Consideration payable for each $1,000 principal amount of Securities validly tendered at or prior to the Early Tender Deadline and accepted for purchase by us includes an applicable early tender premium. In addition, holders whose Securities are accepted will also receive accrued interest on such Securities.
(3)	As reported by Global Bondholder Services Corporation, the tender and information agent for the tender offers.

Pursuant to the terms of the Waterfall Offer, the amount of each series of Waterfall Notes that are purchased will be determined in accordance with the acceptance priority levels specified in Table II above (the “Acceptance Priority Levels”), with 1 being the highest Acceptance Priority Level and 7 being the lowest Acceptance Priority Level. In addition, the maximum aggregate principal amount of the Company’s 4.700% Notes due 2020 purchased in the tender offer will not exceed the 2020 Notes Tender Cap, as specified in the table above.

Because the aggregate principal amount of validly tendered Waterfall Notes resulted in the purchase price exceeding the Maximum Waterfall Tender Amount, the Waterfall Notes will be purchased subject to Acceptance Priority Levels and proration as described in the Offer to Purchase.

Holders of Securities that were validly tendered and not properly withdrawn at or prior to the Early Tender Deadline and accepted for purchase will receive the applicable Total Consideration which includes the

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
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applicable Early Tender Premium specified in the tables above. Payments for Securities purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Securities up to, but not including, the applicable settlement date for such Securities accepted for purchase. The settlement date for securities tendered at or prior to the Early Tender Deadline and accepted for purchase is expected to be March 28, 2017. The Company expects to issue a press release on March 27, 2017 announcing the Total Consideration payable in connection with the tender offers.

Although the tender offers are scheduled to expire at midnight, New York City time, at the end of April 7, 2017, unless extended or terminated (the “Expiration Date”), because the Waterfall Offer was fully subscribed as of the Early Tender Deadline, the Company does not expect to accept for purchase any Waterfall Notes tendered after the Early Tender Deadline. Securities not accepted for purchase will be promptly returned or credited to the holder’s account. Holders of Any and All Notes who validly tender such notes following the Early Tender Deadline and at or prior to the Expiration Date will only receive the applicable Tender Offer consideration, which is equal to the applicable Total Consideration minus the applicable Early Tender Premium. The Company has also called for redemption any and all of its Any and All Notes not tendered in the Any and All Offer at the redemption price, plus accrued and unpaid interest to, but not including, April 13, 2017 (the “Redemption Date”).

Newell Brands’ obligation to accept for payment and to pay for the Securities validly tendered in the tender offers is subject to the satisfaction or waiver of the conditions described in the Offer to Purchase.

Citigroup Global Markets Inc. and Goldman Sachs & Co. are acting as the dealer managers for the tender offers. The information agent and tender agent is Global Bondholder Services Corporation. The full details of the tender offers, including complete instructions on how to tender Securities, are included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents, including materials incorporated by reference therein, because they will contain important information. Copies of the Tender Offer Documents and related offering materials are available by contacting the information agent at (212) 430-3774 (banks and brokers) or (866)-807-2200 (all others). Questions regarding the tender offers should be directed to Citigroup Global Markets Inc., Liability Management Group, at (212) 723-6106, (800) 558-3745 (toll-free) or Goldman Sachs & Co., Liability Management Group, at (212) 902-6595 or (800) 828-3182 (toll-free).

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustees with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the tender offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The tender offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
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About Newell Brands

Newell Brands (NYSE: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Jostens®, Marmot®, Rawlings®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, Waddington and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These “forward-looking statements” are statements other than statements of historical fact and may include, among other things, statements in relation to the Company’s current expectations and beliefs as to its ability to consummate the tender offers and redemption, including the timing, size, pricing or other terms of the tender offers, and other future events. All information set forth in this release is as of March 27, 2017. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. Certain potential factors, risks and uncertainties that could affect the Company’s business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements include the Company’s ability to complete the tender offers and satisfy the conditions thereto, and other potential factors, risk and uncertainties under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in its Annual Report on Form 10-K for the year ended December 31, 2016 which is on file with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov.

Investor Contact:	Media Contacts:
Nancy O’Donnell	Jason Anthoine	Liz Cohen
Vice President, Investor Relations	Global Communications	Weber Shandwick
+1 (770) 418-7723	+1 (201) 610-6768	+1 (212) 445-8044
nancy.odonnell@newellco.com	jason.anthoine@newellco.com	liz.cohen@webershandwick.com

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
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